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                                  EXHIBIT 10.5



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                           ENERGY MARKETING AGREEMENT

     THIS AGREEMENT, made and entered into this 27th day of May, 1997, by and between Enserch Energy Services, Inc. ("Enserch"), and Tengasco ("Tengasco").

     WHEREAS; Enserch is an energy marketer with considerable experience in the marketing of natural gas and other energy products to industrial and commercial end-users; and

     WHEREAS; Enserch wishes to increase its retail and wholesale market share a joint effort with Tengasco; and

     WHEREAS; Enserch has developed proprietary services and pricing programs for its existing and potential customers and wishes to maintain same as confidential between itself and its customers, and

     WHEREAS; Tengasco is an energy producer and marketer and has many well-established long-term relationships with potential customers for natural gas and other energy products in the State of Tennessee, and

     WHEREAS, Tengasco is interested in aligning itself with Enserch in order to develop customer leads and/or referrals to help promote Enserch's and Tengasco's natural gas marketing efforts, under a mutually beneficial arrangement,

     NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

                                 1. Definitions

     The term "Best Efforts" means the use of reasonable effort and due diligence, but does not require the expenditure of unreasonable amount of money or time.

     The term "Market Area" shall mean the State of Tennessee.

     The term "Products" shall mean natural gas, electricity, fuel oil and other energy commodities that may be sold from time to time by either Enserch or Tengasco.

     The term "Referred Customer(s)" shall mean those retail and wholesale Sales Customers referred to Enserch by Tengasco wishing to enter into an agreement to purchase Products from Enserch.

     The term "Sales Contact" shall mean (a) any contract for the sale of Products in the Market Area between Enserch and a Sales Customer, or between Tengasco and a Sales Customer, and (b) any contract for the sale of Products by either party outside the Market Area if, and only if, the parties hereto unanimously agree in writing to designate such contract as a Sales Contract for purposes of this agreement.



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     The term "Sales Customer" shall mean (a) a customer under a Sales Contract who is an industrial and/or commercial end-user of Products and purchases Products for its own use and does not re-sell same ("retail customer"), and (b) a customer under a Sales Contract purchasing Products for the purposes of resale ("wholesale customer").

                                     2. Term

     This agreement shall be effective on the date first hereinabove written and shall continue in force and effect for a primary term ending May 31, 2002. This Agreement shall continue in effect thereafter for successive periods of one (1) year each unless terminated by either party at the end of the primary term or at the end of any one (1) year period thereafter by giving at least sixty (60) days prior written notice to the other party.

                                    3. Scope

     During the term of this Agreement, either party may enter into Sales Contracts in the Market Area without the participation of the other party. Further, Tengasco may refer potential Sales Customers to Enserch, and Enserch shall use its best efforts to market natural gas owned and/or controlled by Enserch to Referred Customer(s) within the Market Area. Neither party shall have the authority to bind the other to any agreement, and shall have no liability associated with any Sales Contract executed by the other party.

                4. Referral Services of New Accounts by Tengasco.

     If and when Tengasco finds a Sales Customer that it desires to refer to Enserch, Tengasco shall notify Enserch by telephone and follow-up fax transmittal ("Notice of Potential Referred Customer" - form of notice attached hereto as Exhibit "A"). The Notice of Potential Referred Customer shall specify
(1) The name, address, phone and fax numbers of the Sales Customer, (2) the name and title of the customer contact, (3) the LDC(s) serving the customer, (4) the volumes of Products required by the Sales Customer on a monthly basis, (5) the term and pricing methodology sought by the Sales Customer, and (6) any other material terms, and conditions for the sale (including without limitation whether Products will required on a firm or interruptible basis). Enserch shall, immediately upon notification of a potential Referred Customer by Tengasco, inform Tengasco of any bona fide pre-existing relationship present between Enserch and the potential Referred Customer pursuant to paragraph 8, below.

     Absent the existence of such a bona fide pre-existing relationship, Tengasco shall (1) notify potential Referred Customer of Enserch's and Tengasco's relationship and of Enserch's interest in contracting with customer for its Products needs and (2) schedule an introductory meeting between Referred Customer, Tengasco and Enserch.


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                5. Marketing of Natural Gas to Referred Customers

     Following acceptance by Enserch of a referral by Tengasco of a potential Sales Customer, and prior to said introductory meeting, Enserch and Tengasco shall meet, at a time and location agreeable to the parties, to perform the following tasks:

     o    plan a sales strategy for the Referred Customer,

     o    establish parameters or limits on the terms of any Sales Contract and

     o ascertain and agree on a recommended supply; services and pricing program for any new Referred Customer.

     Enserch shall be empowered to enter into its own separate Sales Contract with the Referred Customer. Enserch will provide Tengasco with periodic progress reports with respect to the negotiation of any Sales Contract with a Referred Customer. If required, Enserch will negotiate directly with the Referred Customer's Local Distribution Company, its agents and/or representatives, on behalf of the Referred Customer with regard to the natural gas sales contract.

     Enserch reserves the right, at its sole discretion, to accept or reject any potential Referred Customer, and is accordingly not obligated to sell any minimum quantity of gas under this Agreement. In addition, should the financial responsibility of any Referred Customer under a Sales Contract with Enserch become impaired or unsatisfactory to Enserch, in Enserch's reasonable judgment, Enserch shall have the right, in its sole discretion, to suspend deliveries and/or terminate any Sales Contract following written notice to the Sales Customer and Tengasco. Enserch shall provide as much notice as practicable to the Sales Customer and Tengasco in order that the Sales Customer and Tengasco may acquire a substitute supply arrangement.

                       6. Compensation and Administration

     6.1 Revenue Distribution. The party hereto which is named as a seller under a Sales Contract shall pay to the other party hereto an amount equal to fifty percent (50%) of the Transfer Price Margin, as hereinafter defined, resulting from sales of Products under all Sales Contracts entered into by such selling party, or fifty percent (50%) of the Adjusted Gross Profits, as hereinafter defined, resulting from the sale of Products under Sales Contracts for which a Transfer Price Margin is not determined in the ordinary course of business. No payments shall be due from one party to the other hereunder with respect to the sale of any Products for which payment has not been received by the seller thereof

     6.2 Definitions.

     6.2.1 "Transfer Price Margin" shall be determined by Enserch, and shall mean, for any Sales Contract, the positive difference between (a) the sales price of the applicable Product established pursuant to the Sales Contract, deducting my direct costs (e.g. taxes,


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     hedging costs and transportation) relating to making the sale which are not included in the offer price hereinafter described, and (b) the offer price for such Product determined by Enserch's risk management group through established procedures. Documentation reflecting the Transfer Price Margin shall be furnished to Tengasco not later than five (5) business days after the effective date of a transaction, or in the case of Sales Contracts entered into by Tengasco, not later then five (5) business days after the date Tengasco furnishes a detailed report of such Sales Contract to Enserch.

     6.2.2. "Adjusted Gross Profits" shall mean the amount or amounts determined by subtracting (a) the purchase price, if any, of the Products designated to any sale which is subject to the terms hereof, plus all additional direct costs (but not indirect costs, such as overhead) of marketing such Products, including, without limitation, transportation costs associated with movement of such Products to the delivery points and all taxes which the seller is required to bear in relation to such sale (except income taxes), from (b) the sales price the seller actually receives for such Products.

6.3 Net Present Value Payments. Either party may request for any executed Sales Contract of the other party that it be paid the net present value ("NPV") of its payments hereunder in lieu of the payments set forth above. Such request must be made in writing. Upon receipt of such request, the parties hereto shall attempt in good faith to agree within thirty (30) days thereafter upon the volumes, prices, discount rate and other variable factors affecting the NPV. In the event the parties reach such agreement, the NPV shall be paid to the party entitled to payment within thirty (30) days thereafter. In the event the parties fail to agree upon all the terms and conditions necessary to calculate the NPV within thirty (30) days after receipt of the notice as set forth above, then the payments due under the contract shall be made periodically as set forth above. In the event there is a payment made for any Sales Contract on the basis of the NPV, and thereafter there is a material adverse change in the volumes or price of gas sold under such Sales Contract, the NPV shall be adjusted to reflect the new price or volumes, as applicable, and the party that received the NPV payment shall promptly refund to the other party the difference between the amount received and the recalculated NPV, without interest.

6.4 Reports. Following execution of a Sales Contract, Enserch or Tengasco, as applicable, will provide the other with detailed contract information and account activity reports with respect to such Sales Contract. The costs of negotiating, entering into and administering and performing under any and all Sales Contracts shall be borne solely by the party selling Products thereunder, and neither party shall be responsible for any losses on a sale that the other party may incur.

     Each party shall be responsible for administering any and all Sales Contracts it enters into, including without limitation, daily balancing, billing, and general customer service.

                            7. Billings and Payments

     By the fifteenth (15th) day of the calendar month following each calendar quarter in which natural gas was delivered under Sales Contracts, i.e., on or before the 15th day of April,



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July, October and January, the selling party shall provide the other hereunder with a written statement showing the total quantities of gas sold, the Transfer Price Margin associated with such sales and the amount due and owing the other party with respect to such sales.

     Each shall pay to the other the stated total amount due by check, by the twenty-fifth (25th) day of the calendar month in which the statement was rendered, provided that if the twenty-fifth (25th) day is not a business day, payment will be due on the next business day following that date. Notwithstanding the above, for any billing period when money is owed by each party to the other hereunder, the party owing the greater amount of money shall be entitled, at its election, to effect payment by offsetting the amount due to it by the other party against amounts due to the other party, and paying the difference to the other party.

     Compensation will be paid to by the parties on each Sales Contract so long as this Agreement is in force and effect and so long thereafter as said Sales Customer has remained under a Sales Contract with Enserch or Tengasco on a continuous and uninterrupted basis from inception of such Sales Contract.

     Both parties shall have the right at any reasonable time, but no more often than once in any twelve(12) month period, after giving reasonable notice, to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge or payment made. If any such examination reveals, or if either party discovers, any error or inaccuracy in its own or the other party's statements, payments, calculations or determinations, then adjustments and corrections shall be made as promptly as practicable thereafter, provided however, that no adjustment or correction shall be made on or with respect to any error or inaccuracy which is discovered more than one (1) year after such statement, charge, computation or payment was made.


                             8. Exclusive Agreement

     The parties hereto acknowledge that this is an exclusive services agreement and that neither party may engage in similar arrangements with other parties within the Market Area. Notwithstanding anything herein to the contrary, any contracts entered into by either party prior to the date hereof for the sale of Products in the Market Area shall not be subject to the provisions hereof, and no compensation shall be due by either party to the other hereunder with respect thereto. Further, in the event Enserch has an established Products sales relationship with a customer with whom Tengasco does not have an existing Sales Contract, and who has offices outside the Market Area, and that customer has facilities within the Market Area, then Enserch may sell Products directly to such customer's offices in the Market Area, and Tengasco shall not be entitled to any compensation with respect to such contract.

                                   9. Notices

     All notices sent under the Agreement must be sent by fax, with follow-up written copy by mail. Notices should be sent to the follow designees below:


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       For Enserch:         Enserch Energy Services, Inc.
                            1301 Fannin, Suite 2300
                            Houston, Texas 77002
                            Attention: ________________________
                            Ph.:   (713) 651-7888
                            Fax:   (713) 659-7505

       For Tengasco:

                            Ph.:

                            Fax:

                              10. Change in Control

     In the event of a Change in Control of Tengasco, as defined in Exhibit "B", attached hereto and made a part hereof, or in the event of a sale of all or substantially all of Tengasco's assets, Tengasco shall, at the election of Enserch, either (a) cause the acquiring or continuing entity of Tengasco to assume all the obligations of this contract or (b) purchase Enserch's rights under this contract for an amount equal to four (4) times the NPV of all Sales Contracts entered into by Tengasco and Enserch hereunder. In the event Enserch elects to have Tengasco purchase Enserch's rights under this contract, this contract shall terminate, and each party hereto shall retain its rights to any Sales Contracts under which it is a seller. Further, in the event of a sale of all or substantially all of Tengasco's assets to an unrelated third party, Tengasco shall notify Enserch of any bona fide offer to purchase such assets and Enserch shall have the right of first refusal, to be exercised within thirty
(30) days after receipt of Tengasco's notice, to purchase such assets under the same terms and conditions as are contained in such offer.

     For purposes of this Section 10 only, in the event the parties are unable to agree upon the NPV, the matter shall be settled by a major independent public accounting firm selected by mutual agreement of the parties. In the event the parties cannot agree upon the selection of a major independent public accounting firm, such firm shall be selected by Enserch from a list of four major independent accounting firms which have not represented either Enserch, Tengasco or their affiliates within the five year period preceding such selection. The decision of such accounting firm shall be final and binding, and the costs incurred in connection with retaining such accounting firm shall be shared equally by Tengasco and Enserch.

                                11. Miscellaneous

     11.1 This document, including the Attachments constitutes the entire Agreement between the parties with respect to the subject matter thereof.


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     11.2 A waiver by either party of any one or more defaults by the other in the performance of any provisions of this Agreement shall not operate as a waiver of any future default or defaults, whether a like or of a different character.

     11.3 No modification, amendment, or change herein shall be enforceable unless reduced to writing and executed by both parties.

     11.4 The rights and obligations under this Agreement shall inure to and be binding upon the permitted successors and assigns of the parties hereto. No assignment of this Agreement or any of the rights or obligations hereunder shall be made by either party unless the other party has consented in writing thereto, which consent shall not be unreasonably withheld.

     11.5 Tengasco is not authorized to act as agent for Enserch and shall not represent to any person or entity that it is an agent for Enserch. Enserch is not authorized to act as agent for Tengasco and shall not represent to any person or entity that it is an agent for Tengasco.

     11.6 The terms of this Agreement and any Sales Contract entered into pursuant hereto, including, but not limited to pricing, contract quantity, customer name and location, and all other material terms thereof shall be kept confidential by the parties hereto, except to the extant that any information must be disclosed to a third party for the purpose of effectuating transportation of gas subject to the terms of this Agreement or to meet New York Mercantile Exchange requirements or regulatory filing requirements where necessary. Further, it is recognized that in connection with performance under this agreement, Enserch may disclose to Tengasco certain other information or material which it considers confidential or proprietary (the "Confidential Information"), which Enserch shall identify as such at the time of the disclosure. Tengasco shall treat Confidential Information confidentially and shall not disclose the same to any person or entity except those employees and professional advisors who have a need to know in connection with Tengasco's performance under this Agreement. Tengasco shall not use Confidential Information for any purpose other than the furtherance of the interest of the parties hereto under this Agreement. Tengasco shall cause any employee, professional advisor or any other individual receiving Confidential Information to be bound by the terms of this confidentiality provision, and Tengasco shall be liable for any breach of these provisions by any such party.

     11.7 This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and any litigation of such construction or interpretation issues may only be filed and maintained in federal or state court in Texas.

Tengasco Corp.                     Enserch Energy Services, Inc.
AGREED and ACCEPTED                AGREED and ACCEPTED
this 27 day of May, 1997           this 23 day of May 1997


By: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
Its: C.F.O.                        Its: Senior Vice President



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        Exhibit "A" To Energy Marketing Agreement dated ___________, 1997 between Tengasco and Enserch Energy Services Inc.



                                    NOTICE OF
                          POTENTIAL REFERRED CUSTOMER

Name of Customer:     _________________________________________________________

Address:              _________________________________________________________

Phone/fax:            Ph.: (   ) _______________     Fax: (   ) _______________

Type of Company:      _________________________________________________________

Name of LDC:          _________________________________________________________


Name of LDC Rep:      _________________________________________________________

Phone of LDC Rep:     _________________________________________________________

Estimated load (therms,
MMBtu, etc.)          Summer/mo  _____    Winter/mo.  _______      Annual _____

Desired Pricing:      _________________________________________________________

Comments:             _________________________________________________________


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  Exhibit "B" To Energy Marketing Agreement dated ______________, 1997, between
                    Tengasco and Enserch Energy Services Inc.

     A Change in Control shall be deemed to have occurred upon, and shall mean:

     (i) The acquisition by any individual, entity or group (within the meaning of Section l3(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) of the then outstanding shares of Common Stock of Tengasco (also referred to herein as the "Company") the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following the same, the conditions described in clauses (1), (2) and (3) of subparagraph (iii) of this section are satisfied; or

     (ii) Individuals who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Company's Board of Directors, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors or (2) a plan or agreement to replace a majority of the members of the Company's Board of Directors then comprising the Incumbent Board; or

     (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case unless, immediately following such reorganization, merger or consolidation, (1) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, to the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such

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reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

     (iv) Approval by the stockholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which immediately following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors as then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership immediately prior to such sale or other disposition of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company and any employee benefit plan (or related trust) of the Company and/or its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Company's Board of Directors providing for such sale or other disposition of assets.



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